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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MARCH 1, 2000




                                  ON2.COM INC.

             (Exact name of registrant as specified in its charter)

          COLORADO                    000-23171                  85-1280679
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                      375 GREENWICH STREET
                      NEW YORK, NEW YORK                        10013
                  (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (212) 941-2400

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ITEM 5.           OTHER EVENTS

         On2.com Inc. reports that it has entered into a lockup agreement with thirteen of its shareholders covering an aggregate of approximately 10,018,000 shares of the company's common stock. This agreement provides that these shareholders, who may otherwise have been able to sell these shares pursuant to Rule 144 of the Securities Act of 1933 on June 15, 2000, will not sell such shares before December 20, 2000.

         Two members of the company's senior management have agreed to be bound by certain transfer restrictions in addition to the lockup agreement described above. These executives hold in the aggregate 2,502,261 common shares, 1,876,695 of which are covered by the lockup agreement and may not be sold before December 20, 2000. They have agreed to an additional lockup arrangement limiting sales to 250,226 shares from June 15 through July 14, 2000, and permitting sales of an additional 250,226 shares from July 15 to August 14, 2000.

         In addition to the aforementioned shares, approximately 7,812,006 shares will become tradable under Rule 144 on June 15, 2000; 169,444 shares on September 27, 2000; 862,654 shares on October 22, 2000; 121,543 shares on November 11, 2000; and 821,460 shares on December 30, 2000.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ON.2 COM INC.

                                            (Registrant)

                                  By:      /s/ Daniel B. Miller
                                     ------------------------------------------
                                           Name: Daniel B. Miller
                                           Title:  Chief Executive Officer

Dated:   March 1, 2000











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